TECHNE CORPORATION RELEASES UNAUDITED SECOND QUARTER
                     AND SIX MONTH FISCAL YEAR 2012 RESULTS

Minneapolis/January 31, 2012/ Techne Corporation's (NASDAQ:TECH) financial results for the second quarter and six months ended December 31, 2011 include the following highlights:

  Second quarter earnings were $25.8 million or $0.70 per diluted share. Adjusted earnings for the quarter grew 5.1%, to $28.0 million or $0.76 per diluted share after adjustment for intangible asset amortization and costs recognized upon the sale of inventory that was written-up to fair value as part of the acquisitions of Boston Biochem, Inc. and Tocris Holdings Limited completed in the quarter ended June 30, 2011.

    Earnings for the six-month period ended December 31, 2011 were $53.3 million or $1.44 per diluted share. Adjusted earnings for the six-month period ended December 31, 2011 grew 9.1%, to $58.0 million or $1.56 per diluted share after adjustment for intangible asset amortization and costs recognized upon the sale of inventory that was written-up to fair value as part of acquisitions completed in the quarter ended June 30, 2011.

  Net sales as reported grew 10.3% to $74.7 million for the quarter ended December 31, 2011. Organic sales grew 1.8% in the quarter. Organic sales exclude sales from acquisitions and the changes in foreign currency rates.

    Net sales as reported grew 12.2% to $152 million for the six months ended December 31, 2011. Organic sales grew 2.5% in the six-month period.

A weaker U.S. dollar as compared to foreign currencies improved sales by $238,000 and $2.1 million in the quarter and six-month period ended December 31, 2011, respectively, from the comparable prior-year periods.

The Biotechnology segment includes sales made through R&D Systems' Biotechnology Division, R&D Systems Europe, Tocris, R&D Systems China, BiosPacific and Boston Biochem. Biotechnology segment net sales were $69.8 million for the quarter ended December 31, 2011, an increase of 10.7% from $63.1 million for the quarter ended December 31, 2010. Biotechnology net sales were $142 million for the six-month period ended December 31, 2011, an increase of 12.7% from $126 million for the six-month period ended December 31, 2010. Biotechnology sales growth was 1.5% and 2.2% for the quarter and six month period ended December 31, 2011, respectively, if the sales from the acquisitions and foreign currency benefit are excluded.

Customer sales growth for the Biotechnology segment from the same prior-year periods include:

                                       Period Ended December 31, 2011
                                       ------------------------------
                                          Quarter         Six Months
                                       -------------    -------------
R&D Systems Biotechnology Division:
  Industrial, pharmaceutical and
    Biotechnology                             4.6%	     7.0%
  Academic                                   (4.1%)         (3.3%)
  Pacific Rim distributors                   11.2%           5.8%
R&D Europe:
  Reported                                    1.0%           5.9%
  Organic                                    (0.8%)         (0.8%)
R&D China:
  Reported                                   48.5%          36.7%
  Organic                                    32.8%	    23.8%

Hematology net sales for the quarter and six month period ended December 31, 2011 were $4.9 million and $10.1 million, increases of 4.9% and 6.5%, respectively, from the comparable prior-year periods.

The gross margin percentage declined to 73.9% in the quarter ended December 31, 2011 from 77.4% in the comparable prior year quarter and to 74.6% in the six-month period ended December 31, 2011 from 77.4% in the comparable prior-year period, due costs recognized upon the sale of inventory that was written-up to fair value as part of the acquisitions and amortization of intangible assets. Gross margins were 77.3% and 77.6% for the quarters ended December 31, 2011 and 2010, respectively, and 78.5% and 77.6% for the six-month period ended December 31, 2011 and 2010, respectively, if such costs were excluded in all periods.

Selling, general and administrative expenses for the quarter and six-month period ended December 31, 2011 increased $2.2 million and $5.4 million from the quarter and six-month period ended December 31, 2010. The acquired businesses added $1.7 million and $3.3 million of selling, general and administrative expenses, excluding intangible asset amortization, in the quarter and six-month period ended December 31, 2011, respectively. Intangible amortization increased $458,000 and $918,000 in the quarter and six-month period ended December 31, 2011, respectively, from the same prior-year periods. The increase in selling, general and administrative expense for the six-month period ended December 31, 2011 was also impacted by increased profit sharing expense of $832,000 from the comparable prior-year period.

Other non-operating expenses for the quarter and six-month period ended December 31, 2011 included foreign exchange transaction losses of $104,000 and $629,000, respectively, compared to foreign exchange transaction losses of $87,000 and foreign exchange transaction gains of $418,000 for the quarter and six-month period ended December 31, 2010, respectively.

The effective tax rate for the quarter and six-month period ended December 31, 2011 was 31.8% and 31.9% as compared to 29.6% and 31.0% for the same prior-year periods. The U.S. research and development credit was renewed in late calendar 2010, reducing the effective tax rate in the quarter and six months ended December 31, 2010. Effective tax rates for fiscal 2012 are expected to be 31% to 33%.

Techne repurchased 113,167 and 263,027 shares of its common stock curing the quarter and six months ended December 31, 2011, respectively, for approximately $7.5 million and $18.2 million. Approximately $32.4 million remains available at December 31, 2011 for the repurchase and retirement of shares under the currently open authorization.

Forward Looking Statements:

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements, including the expected effective tax rate, involve risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company's actual results: the integration of the acquired companies, the introduction and acceptance of new biotechnology and hematology products, the levels and particular directions of research by the Company's customers, the impact of the growing number of producers of biotechnology research products and related price competition, general economic conditions, the retention of hematology OEM and proficiency survey business, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled "Risk Factors" in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.
We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

Use of Adjusted Financial Measures:

The adjusted financial measures used in this press release quantify the impact the following events had on reported net sales, gross margin percentages, selling, general and administrative expenses, net earnings and earnings per share for the quarter and six-month period ended December 31, 2011 as compared to the reported amounts for the same periods ended December 31, 2010:

  - fluctuations in exchange rates used to convert transactions in foreign currencies (primarily the Euro, British pound sterling and Chinese yuan) to U.S. dollars, and

  - the acquisitions of Boston Biochem on April 1, 2011 and Tocris on April 28, 2011, including the impact of amortizing intangible assets and the recognition of costs upon the sale of inventory written-up to fair value.

These adjusted financial measures are not prepared in accordance with generally accepted accounting principles (GAAP) and may be different from adjusted financial measures used by other companies. Adjusted financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We view these adjusted financial measures to be helpful in assessing the Company's ongoing operating results. In addition, these adjusted financial measures facilitate our internal comparisons to historical operating results and comparisons to competitors' operating results. We include these adjusted financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency related to supplemental information we use in our financial and operational analysis. Investors are encouraged to review the reconciliations of adjusted financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release

                         *  *  *  *  *  *  *  *  *  *  *  *

Techne Corporation has two operating subsidiaries: Research and Diagnostic Systems, Inc. (R&D Systems) of Minneapolis, Minnesota and R&D Systems Europe, Ltd. (R&D Europe) of Abingdon, England. R&D Systems is a specialty manufacturer of biological products. R&D Systems has four subsidiaries:
BiosPacific, Inc. (BiosPacific), located in Emeryville, California, Boston Biochem, Inc., located in Cambridge, Massachusetts, R&D Systems China Co. Ltd., (R&D China), located in Shanghai, China and Tocris Cookson Inc., located in Saint Louis, Missouri. BiosPacific is a worldwide supplier of biologics to manufacturers of in vitro diagnostic systems and immunodiagnostic kits. Boston Biochem is a leading developer and manufacturer of ubiquitin-related research products. R&D China and R&D Europe distribute biotechnology products. R&D Europe has two subsidiaries: Tocris Holdings Ltd (Tocris) of Bristol, England and R&D Systems GmbH, a German sales operation. Tocris is a leading supplier of reagents for non-clinical life science research.

Contact:  Greg Melsen, Chief Financial Officer
          Kathy Backes, Controller
          (612) 379-8854



                         TECHNE CORPORATION
               CONSOLIDATED STATEMENTS OF EARNINGS
                  (In thousands, except per share data)
                            (Unaudited)

                                    QUARTER ENDED        SIX MONTHS ENDED
                                  ------------------   -------------------
                                  12/31/11  12/31/10   12/31/11   12/31/10
                                  --------  --------   --------   --------
Net sales                         $ 74,662  $ 67,708   $152,258   $135,653
Cost of sales                       19,492    15,327     38,701     30,677
                                  --------  --------   --------   --------
Gross margin                        55,170    52,381    113,557    104,976

Operating expenses:
  Selling, general and
    administrative                  10,651     8,427     21,424     16,040
  Research and development           6,837     6,603     13,504     13,222
                                  --------  --------   --------   --------
    Total operating expenses        17,488    15,030     34,928     29,262
                                  --------  --------   --------   --------
Operating income                    37,682    37,351     78,629     75,714
Other income (expense):
  Interest income                      798     1,020      1,526      1,867
  Other non-operating expense, net    (607)     (698)    (1,782)      (955)
                                  --------  --------   --------   --------
    Total other (expense) income       191       322       (256)       912
                                  --------  --------   --------   --------
Earnings before income taxes        37,873    37,673     78,373     76,626
Income taxes                        12,060    11,139     25,039     23,719
                                  --------  --------   --------   --------
Net earnings                      $ 25,813  $ 26,534   $ 53,334   $ 52,907
                                  ========  ========   ========   ========
Earnings per share:
  Basic                           $   0.70  $   0.72   $   1.44   $   1.43
  Diluted                         $   0.70  $   0.71   $   1.44   $   1.42
Weighted average common
 shares outstanding:
  Basic                             36,966    37,093     37,030     37,066
  Diluted                           37,028    37,156     37,099     37,131



                           TECHNE CORPORATION
                      CONSOLIDATED BALANCE SHEETS
                               (In thousands)
                                (Unaudited)

                                                       12/31/11    6/30/11
                                                       --------   --------
ASSETS
Cash and equivalents                                   $ 80,994   $ 77,613
Short-term available-for-sale investments                56,758     63,200
Trade accounts receivable                                32,351     35,914
Other receivables                                         2,194      1,946
Inventory                                                40,978     44,906
Other current assets                                     13,941      6,838
                                                       --------   --------
  Current assets                                        227,216    230,417
                                                       --------   --------

Available-for-sale investments                          148,114    131,988
Property and equipment, net                              94,604     95,398
Goodwill and intangible assets, net                     133,919    138,915
Other non-current assets                                 20,395     20,952
                                                       --------   --------
  Total assets                                         $624,248   $617,670
                                                       ========   ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                    $ 14,123   $ 18,188
Deferred taxes                                           12,619     13,360
Stockholders' equity                                    597,506    586,122
                                                       --------   --------
  Total liabilities and stockholders' equity           $624,248   $617,670
                                                       ========   ========


                            TECHNE CORPORATION
                    RECONCILIATION of ORGANIC SALES
                             (In thousands)
                               (Unaudited)

                                    QUARTER ENDED        SIX MONTHS ENDED
                                  ------------------   -------------------
                                  12/31/11  12/31/10   12/31/11   12/31/10
                                  --------  --------   --------   --------
Net sales                         $ 74,662  $ 67,708   $152,258   $135,653
Organic sales adjustments:
  Acquisitions                      (5,515)        0    (11,055)         0
  Impact of foreign currency
    fluctuations                      (238)        0     (2,116)         0
                                  --------  --------   --------   --------
Organic sales                     $ 68,909  $ 67,708   $139,087   $135,653
                                  ========  ========   ========   ========


                           TECHNE CORPORATION
          RECONCILIATION of NET EARNINGS and EARNINGS per SHARE
                    (In thousands, except per share data)
                                (Unaudited)

                                    QUARTER ENDED        SIX MONTHS ENDED
                                  ------------------   -------------------
                                  12/31/11  12/31/10   12/31/11   12/31/10
                                  --------  --------   --------   --------
Net earnings                      $ 25,813  $ 26,534   $ 53,334   $ 52,907
Identified adjustments:
  Costs recognized upon sale of
    acquired inventory               1,767         0      3,915          0
  Amortization of intangibles        1,268       171      2,553        341
                                  --------  --------   --------   --------
                                     3,035       171      6,468        341
  Tax impact of adjustments           (858)      (63)    (1,826)      (126)
                                  --------  --------   --------   --------
                                     2,177       108      4,642        215
                                  --------  --------   --------   --------
Net earnings - Adjusted for
  identified items                $ 27,990  $ 26,642   $ 57,976   $ 53,122
                                  ========  ========   ========   ========

Earnings per share - Diluted -
  Adjusted                        $   0.76  $   0.72   $   1.56   $   1.43



                             TECHNE CORPORATION
                RECONCILIATION of GROSS MARGIN PERCENTAGES
                                (Unaudited)

                                    QUARTER ENDED        SIX MONTHS ENDED
                                  ------------------   -------------------
                                  12/31/11  12/31/10   12/31/11   12/31/10
                                  --------  --------   --------   --------
Gross margin percentage              73.9%     77.4%      74.6%      77.4%
Identified adjustments:
  Costs recognized upon sale of
    acquired inventory                2.4%      0.0%       2.6%       0.0%
  Amortization of intangibles         1.0%      0.2%       1.0%       0.2%
                                  --------  --------   --------   --------
Gross margin percentage - Adjusted   77.3%     77.6%      78.2%      77.6%
                                  ========  ========   ========   ========




                              TECHNE CORPORATION
            RECONCILIATION of SELLING, GENERAL and ADMINISTRATIVE EXPENSES
                              (In thousands)
                                 (Unaudited)

                                    QUARTER ENDED        SIX MONTHS ENDED
                                  ------------------   -------------------
                                  12/31/11  12/31/10   12/31/11   12/31/10
                                  --------  --------   --------   --------
Selling, general and
  administrative expenses         $ 10,651  $  8,427   $ 21,424   $ 16,040
Identified selling, general and
  administrative expense adjustments:
    Acquired companies' expense,
      excluding intangible
      amortization                  (1,720)        0     (3,282)         0
    Amortization of intangibles       (519)      (61)    (1,040)     ( 122)
                                  --------  --------   --------   --------
Selling, general and administrative
  expenses - Adjusted             $  8,412  $  8,366   $ 17,102   $ 15,918
                                  ========  ========   ========   ========




                             TECHNE CORPORATION
                 RECONCILIATION of INTANGIBLE AMORTIZATION
                               (In thousands)
                                 (Unaudited)

                                    QUARTER ENDED        SIX MONTHS ENDED
                                  ------------------   -------------------
                                  12/31/11  12/31/10   12/31/11   12/31/10
                                  --------  --------   --------   --------
Amortization of intangible assets
  was included in:
    Cost of goods sold            $    749  $    110   $  1,513   $    219
    Selling, general and
      administrative expenses          519        61      1,040        122
                                  --------  --------   --------   --------
Total amortization of
  intangible assets               $  1,268  $    171   $  2,553   $    341
                                  ========  ========   ========   ========